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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) August 15, 2001




                       KULICKE AND SOFFA INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)


       PENNSYLVANIA                      000-00121              23-1498399
(State or Other Jurisdiction            (Commission          (I.R.S. Employer
    of Incorporation)                   File Number)        Identification No.)


           2101 Blair Mill Road, Willow Grove, PA                 19090
          (Address of Principal Executive Offices)             (Zip Code)


        Registrant's telephone number, including area code (215) 784-6000


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ITEM 5. OTHER EVENTS

     On August 15, 2001, Kulicke and Soffa Industries, Inc. (the "Company") completed an offering of $125,000,000 aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2006 (the "Notes") through a private placement to qualified institutional investors. The Notes and the shares of the Company's common stock, no par value (the "Common Stock"), into which the Notes may be converted were not registered under the Securities Act, though the Company has entered into a registration rights agreement with respect to the Notes and the underlying Common Stock. The Notes are convertible into Common Stock of the Company at a conversion ratio of 50.6401 shares per $1,000 principal amount of Notes, subject to adjustments.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.                         Description
-----------                         -----------

   4.1 Indenture dated as of August 15, 2001 between the Company and Chase Manhattan Trust Company, National Association, as Trustee

   4.2 Registration Rights Agreement dated as of August 15, 2001 between the Company as Issuer and Morgan Stanley & Co. Incorporated as Initial Purchaser


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     KULICKE AND SOFFA INDUSTRIES, INC.

Date: August 24, 2001                By: /s/ Robert Amweg
                                         ---------------------------
                                         Robert Amweg,
                                         Vice President and Treasurer
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                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

   4.1 Indenture dated as of August 15, 2001 between the Company and Chase Manhattan Trust Company, National Association, as Trustee

   4.2 Registration Rights Agreement dated as of August 15, 2001 between the Company as Issuer and Morgan Stanley & Co. Incorporated as Initial Purchaser